Le Moniteur

Published on Mondays and ThursdaysOfficial newspaper of the Republic of Haiti General Director -Willems Eduard

1601th year No. 15Port au Prince Thursday , February 24th, 2005 .

SUMMARY

•Notice authorizing the functioning of the Limited Company called :

"GLOBAL MANUFACTURES AND

CONTRACTORS , S.A."

"NATION AIR, S.A."

Deeds of Partnership and connected Statutes

•Extracts from the Registers of the Trademarks

Notice

The Ministry of Commerce and of Industry informs the general public and especially those interested that, conforming to the decrees of August 28th, 1960, of November 111h 1968, of

October 10th. 1979 of March 81h, 1984 and of June 2nd of 1995, the deed of partnership and the status of the Limited Company "GLOBAL MANUFACTURERS AND CONTRACTORS , S.A." have been approved under the conditions and within the limits of the laws of the Republic, noted by public act dated December 13th, 2004, upon report by Mr. Clermont Dossous, public Notary in Port au Prince.

Therefore , the said Company , with a capital of TWO THOUSAND GOURDES (Gdes. 200.000.00) , is authorized to function under the conditions stated above.

Port au Prince, January 1th, 2005.

(Signed)

Danielle SAINT-LOT

Minister

Before me, Mr. Clermont DOSSOUS , Public Notary in Port au Prince, the undersigned ,

identified under No. 003-005-717-3, licensed under No.565764 and taxed under No. A-1094058.

APPEA RD: Mr. Gervais Charles, Attorney , identified under No. 003-364-406-5 , Proprietor living and Domiciled in this town . Who had hereby the original copy of the status of the Limited Company called: "GLOBAL MANUFACTURERS AND CONTRACTORS, S.A" kept on file at the public Notary's office, to be considered as his minutes, on December thirteenth two thousand four.

This document typed on eleven pages made of white paper will be recorded and kept along with these minutes.

Wherefore , this act drawn up in Port au Prince, in original first copy, at the public Notary's office on December thirteenth tow thousand four. After a reading, the appearing party has signed along with the public Notary.

Mr. Gervais CHARLES , Attorney , and Mr. Clermont DOSSOUS , public Notary, holder of the minute, have signed it.

At the end of which is written; Recorded in Port au Prince, on January seventh tow thousand five, folio...case... of the register...No... of the civil acts; perceived fix tax : Prop: valid stamp: Director General of recording (S): Jn. Robert ANTOINE.

First True copy collated.

(Signed)

Statutes

Clermont DOSSOUS - Public Notary.

of the Limited Company

"GLOBAL MANUFACTURERS AND CONTRACTORS, S.A."

1.-FORM

Article 1.- A Private Limited Company has been formed between the present share-holders whose names appear on the official report of the constitutive general assembly and those who will join it later on. Which Limited Company is in compliance with the laws of the republic of Haiti, the deed of partnership and the hereby statutes.

II.- OBJECT

Article 2 - The aim of the society is to assemble any items or clothing whatsoever intended for exportation including underwear, and any other ordinary or specialized objects for that purpose.

The Company can also perform any other activities directly or indirectly related to their objectives .

They can also represent their foreign or local counter-parts in the field of sub-contracting assembling industry by using all appropriate technology .

Ill. - NAME

Article 3 - The name of the Society is "GLOBAL MANUFACTURERS AND CONTRACTORS"

The words "Anonymous Society" "S.A." should appear in all acts and documents from the company.

IV.- THE HEAD OFFICE

Article 4.- The head office is located in Port au prince-Haiti at the addressed given by the Board of Administration, which can be transferred elsewhere upon a decision by the said Board of Administration which could also create branches, offices or agencies wherever useful and they could also closed them as needed.

V.- DURATION

Article 5 - The society is created for an unlimited period of time except in case of dissolution as prescribed by law and the hereby status

VI.- CAPITAL

Article 6 - The Capital is two hundred thousand gourds, equally divided in one thousand shares of two hundred gourds each.

Article 6.1- The capital can be increased by all means authorized by law.

Only the Extraordinary General Assembly is competent to decide the increase of the Capital, upon report from the Board of Administration .

The share-holders have a right of preference concerning their given subscriptions in order to increase the Capital. Which right is proportional to their shares.

VII. - THE DOCUMENTS

Article 7- All documents of the society are from a registry strain, numbered , with the seal of the company and signed by the president and treasurer.

VII.I - THE SHARES

Article 7.1- RELEASE: The shares subscribed in cash must be released, at least, by a quarter of the total amount or if necessary the entire share must be released.

The release of a surplus must be done all at once or gradually as requested by the Board of Administration within period of five years as of the day when the capital increase has become definite .

The share-holders are informed of the fund requests by in written with acknowledgement of delivery , at least fifteen days before the date of each fund release.

Article 7.2- FORM: The share is personal or the Bearer share-holder.

The personal share can change owner upon a declaration of transfer written on the register of the company and signed by the cedant and by the transferee or by their legal representatives.

The cession of the bearer share-holding takes place just by the delivery of the certificate and notice given to the company.

The share-bearing can be effective only after the entire release.

Article 7.3- CESSION AND TRANFER MODE: The cession of shares to a third party "whatever the title may be" is submitted to the agreement before hand of the Board of Adm inistration except in case of liquidation of community property between spouses or in case of cession to a spouse , to an ascendant , to a descendant , or to a share-holder. In this case, the cedant should let the company know of a request for agreement mentioning the identity of the transfe ree, the number of shares, and the price offered. A notification from the board or a failure from the Board to respond within a three-month period as of the date of the request implies that there is an agreement. If the agreement is not approved, the Board must have the share transferred to a share-holder, to a third party or to the company , within a period of three months as of the date of the refusal, unless the cedant decides to renounce to the cession. This acquisit ion takes place after the release of the amount specified in the company's book in case of disagreement between the parties.

Should the capital be increased, by emission of shares, the cession of subscription rights to a third party should be authorized the Board of Administration under the same conditions.

Article 7.4- RIGHTS AND OBLIGATIONS ATTACHED : Each share gives right to a ratio of the benefits from the company's assets besides; it also guaranties the right to voting and representation in the General Assembly in compliance with statutory and legal conditions.

The share-holder is responsible up to the nominal values of the owned shares. The rights and Obligations attached to the shares remain attached to the title regardless the share-holder. Being a share-holder legally entitles one to the status of the company and to the decision making by the General Assembly .

The heirs, the debtors, right holders or any other representatives of a share-holder can neither request affixing of seals on the properties and assets of the company, ask for sharing or bidding , nor interfere in the management of the company. To exercise their rights, they must refer to the social inventories and to the decisions of the General Assembly.

The dividends and interests automatically belong to the person recorded as the share holder on the company's file.

Article 7.5- loss of shares: in case of loss of a nominal share acknowledged by the Board of Administration, a duplicate can be issued to the share-holder, but, only upon notice published in a daily newspaper of the Capital city at least once a month over a period of three months.

Meanwhile, the payment of any dividend should stop. Should the claimant pass way , his/her heirs, legal representatives and right holders benefit from the delay.

Article 7.6- PRIORITY SHARES: The Company will be able, upon deliberation of the Extraordinary General Assembly, agree to create priority shares having some advantages upon other shares or conferring anteriority rights over the benefits or the company asset.

Article 7.7- INDIVIBILITY: The shares are indivisible with regards to the company. Joint share holders must be represented by just one of them or by one legal representative. Except if convened otherwise , the usufructuaries duly represent the bare owner with regards to the company and have the right to vote during the Ordinary, Extraordinary and special General Assemblies.

VII.II. - BONDS

Article 7.8- The Company , after deliberation by the General Assembly may issue bonds in conformity to the convened forms that can be refundable and generate interests.

The company won't be able to issue bonds before the subscription of the ent ire capital and the total release of shares .

Article 7.9- The possession of bond titles does not guaranty the participation in the General Assembly and does not allow bond holder to take part in the management of the company , but, gives legal rights to the bond holder to agree to the conditions set by the Board at time the said bonds have been issued.

However, the bond holder can send a representative to the share-holders General Assembly meetings and those of the Board of Administrati on. However , that representative will have only advisory capacity.

Article 8- BOARD OF ADMI NISTRATION: The Company is managed by a board of a minimum of three members and a maximum of seven members. The number of Administrators may be increased or decreased depending on the needs of the company. To that respect, the Board can suggest the share-holders General Assembly meeting to take action or it can be the result of their own decisions. The members of the Board cannot sign any personal or collective agreement which would interfere with the company's affairs.

In case forgery by the administrators, they will be held accountable with regards to the company , the share-holder and the third parties.

Article 8.1- COMPOSITION: The administrators are appointed or maintained in their positions by the share-holders General Assembly and this for a three-year period. The Administrators are always re-eligible. The can be dismissed any time by the Ordinary General Assembly without allowance.

In case of vacancy caused by death or resignation of one or more Administrators' seat, the Board of Administration can, during two General Assembly sessions , temporarily fill the vacancies . The appointment of the temporary Administrators by the Board of Administration should be ratified by the very next Ordinary General Assembly. In case of non-ratification, the deliberations and the previous acts by the Board are nevertheless valid.

The acting Administrator will remain in office till the end of the term of his predecessor.

The Administrators may be Individuals or Corporations. The latter must, at the time of their appointment , nominate permanent representative under the same conditions and obligations and with the same responsibilities as if he/she were an individual without prejudice towards the joint liability of the Corporation that he/she represents; he I she must re-appointed at each renewal of term . If the corporation terminates the mandate of their representative , this must be notified to the company without any delay by the registered letter as well as identify for their new permanent representative. The same should apply in case of death, registration or continuing incapacity of the permanent representative. The same should apply in case of death, resignation, or continuing incapacity of the permanent representative.

Article 8.2- OFFICE: The Board of Administration appoints , among their pairs, a president whose term must not exceed his/ her term as an Administrator.

They also appoint a vice-president, a secretary and a treasurer. The said positions can be cumulated .

Article 8.3- DELIBERATIONS: The president calls the Administrators to sessions by all means, even verbally , at the main office or at any other places stated in the convocation . If the Board of Administration has not met for over two months, Administrators making up at least one-third of their members may call the Board for a meeting at the head office by registered letter with with an acknowledgement with the agenda.

Deliberations are taken if there is quorum and a majority in conformity with the status . Should the votes be shared, that of the president has priority. A record of attendance signed by the Administrators present at the meeting must be kept.

Official reports of the deliberations and resolutions from the Board of Administration  must be drawn up and must be kept in a register to that effect at the head office of the company and must be signed by the Administrators present at the deliberations.

The official reports of drawn up and the copies or extracts of the deliberations are issued and certified in compliance with the law.

The decisions of the Board of Administration are taken by simple majority . The majority of the present active Adm inistrators or their representatives make up the quorum.

Article 8.4 - POWERS: The Board of Administration has the most extensive powers conferred by the company, to act in any circumstances , in that regard, they act within the limit of the company's goals and in conformity with the powers conferred by law to the share-holder Assembly . Any act by the administration and of disposition not formally attributed by law or by the actual status , to the General Assemble is of their competence.

In their relations with third parties, the company is held accountable even to the Board of Administration's acts that have nothing to do with the goals of the company unless it is proven that the said acts are more important than the company's objectives or he I she could not ignore it due to the circumstances , it is excluded that only publication of the status is sufficient to establish this proof.

The Board of Administration can give power of attorney to any selected legal representatives within the limits of those conferred to them the hereby status. The Board can decide to form committees to look into matters that the Board and their president would submit to them.

IX- CONCERNING THE PRESIDENT , THE VICE-PRESIDENT, THE SECRETARY AND THE TREASURER

Article 9.1: THE PRESIDENT OF THE BOARD OF ADMI NISTRATION: The president of the Board of Administration is responsible for the General Direction of the company , and represents them with unlimited power when it comes to their relations with third parties, in conformity with the powers conferred by law to the General Assembly and in compliance with the specific powers of the Board of Administration. Any limitation of these powers upon a decision from the Board of Administration is without effect with regards to third parties. The president holds the company responsible for the acts having nothing to do with the company's objectives , unless it is proven that these acts are more important than the company's objectives or he /she could not ignore it due to the circumstances , it is excluded that the only publication of the status is sufficient to establish this proof.

Article 9.2- THE VICE-PRESIDENT: In case of temporary incapacity, the president is replaced by the vice-president. The Board will have the president replaced by in case of death or permanent incapacity. In the mid-time, the vice-president replaces him.

Article 9.3- THE SECRETARY : The president of the Board is assisted by the secretary .

Although the following list may be exclusive, the Secretary is responsible for: keeping the registers, preparing the official reports for the sessions , keeping the company's records, taking care of the mail, taking attendance , issuing true copies of the original documents and handling the publicity for everything.

Article 9.4- THE TREASURER: The treasurer handles the funds of the company. The Board of Administrati on decides on the modes of withdrawal. The secretary proposes the draft budget to the Board of Administrati ons.

X- GENERAL DIRECTION - DELEGATION OF POWER -CORPORATE SIGNATURE

Article 10- GENERAL MANAGERS: As suggested by the president, The Board of Administrati on may be assisted by one or more general managers.

The latter must be individuals and selected among the Administrators or not.

When a general manager or a director becomes an Administrator , the time served while in office must not exceed that his term.

The General Manager and the managers may be fired any time by the Board of Administration as requested by the president. In case of death, resignation or should the president be fired, the general manager and the other directors stay in office and keep their attributions until a new president is designated who has the power to keep them in office or not, unless otherwise decide by the Board.

The course of the term of powers delegated to the General Manager and directors is decided by the Board of Administration along with the president.

XI- REMUNERATION OF THE ADMINISTRATORS, OF THE PRESIDENT, OF THE GENERAL MANAGERS AND OF THE LEGAL REPRESENTATIVES OF THE BOARD OF AOMI NISTRATON.

Article 11- The General Assembly may allocate the Administrators, by a majority of three quarters, as payment for their work , an annual fixe amount, as attendance fees , which is added to the overhead expenses of the company . This remuneration is divided among the members by the Board of Administration as their wish .

The remuneration of the General Manager and the other managers is decided by the Board of Administrati on; It may be proportional or fixe and proportional at the same time.

Exceptional remunerations may be allocated by the Board of Administrati on for missions and tasks assigned to administrators; in this case, this remuneration is added to the operating costs and submitted to the approval of the Ordinary General Assembly.

No other remuneration may be allocated to the administrators unless they are attached to the company a work-contract under conditions authorized by law.

XII- AGREEMENT BETWEEN THE COMPANY AND AN ADMI NISTRATOR OR A GENERAL MANAGER

Article 12- The agreement between the company and of their Administrators or General Managers cannot be signed without the authorization of the Board of Administration. It is the same concerning the agreement between the company and another company , if one the administrators, or general managers of the company is the owner, nominative partner, manager , administrator, general manager, or a member of the board of the company.

The previous dispositions cannot be applied to the agreements concerning the current activities of the company and signed under normal conditions.

XIII- GENERAL ASSEMBLIES

Article 13- The shareholders decisions are adopted at the time of the General Assembly.

The Ordinary General Assemblies are those responsible for any decisions that do not modify the status. The Extraordinary General Assemblies are those responsible for deciding or authorizing the direct or indirect modifications of the status. The shareholders of a specific category are gathered in special assemblies to vote any medications of rights of shares of this category .

Article 13.1- CONVOCATION: The Board of Administration convenes the General Assemblies. During liquidation period, the Liquidator (s) convenes the General Assembli es. The convocation is either by notice in a head office daily newspaper fifteen days before the date of the assembly , or by registered letter to each shareholder with the same period of time or by any other means that can be used as proof.

Only the shareholders authorized to participate in the General assembly are convened .

The General Assemb lies meet at the head office or at other places indicated in the convocation notice.

If a General assembly could not take place for lack of quorum,the second assembly and, the prorogued assembly, if any are convened, at least six days in advance under the same forms of the first convocation. The date and agenda of the first convocation must be restated in the notice and letters of the second assembly .

Article 13.2- AGENDA: The assemblies' agenda is decided by whoever sends the convocation. One or more shareholders, representing at least half of the share capital can request, by registered letter with notice of receipt or by any other usual means except obligation of proof, that the resolution draft be added to the assembly's agenda .

The assembly may not vote on a point not stated in the agenda , which can be modified only during the second convocation. Nevertheless, the assembly can, at any time, dismiss and replace one or more administrators.

Article 13.3 - ATTENDENCE SHEET. OFFICE, OFFICIAL REPORT:

At each assembly, Attendance is taken. This attendance sheet, duly signed in margin by present shareholders and the legal representatives and to which is attached the power given to each legal representatives, is certified as a true copy by staff of the assembly.

The assemblies are supervised by the president of the board of actor, in his absence, by the vice-president, or if necessary by on administrator specially delegated by the board or the assembly ................. Their president. The two present shareholders voted by majority accepting representing , in their own ways on one hand and on ther hand, as legal representatives , act as tellers. Once composed, the staff assigned a secretary .

The official spots are draw up and copies or extracts of the deliberation are issued and certified in compliance with the law.

Article 13.4 -QUORUM , VOTES , NUMBER OF VOTES:

At the time of the ordinary and extraordinary general assemblies, the quorum is calculated on shares making up the shares capital, and at the time of special assemblies, it is calculated on the total shares of the specific category .

The rights to vote depending on the shares are proportion the quota of the capital that they represent each share gives to on vote. The votes are expressed by hand raisin unless secret voting is required by the president or by a number of shareholders representing at least the fifth of the share capital. The shareholders can vote by correspondence procuration under the terms and conditions set by the general assembly. When voting by correspondence the quorum is calculated based on the number of forms recovered by the company before the meeting of the assembly . The forms not expressing a vote, one way or the other , or expressing an abstention, are considered negatives.

Article 13.5 ORDINARY GENERAL ASSEMBLY :

The ordinary general assembly meets at least once a year on the month coinciding with the end of the cooperation financial year.

A shareholder can be represented by his/spouses , by other shareholder or by any other legal representative. Any share holder can also vote by email in conformity, with the terms and conditions set by the general assembly.

The ordinary general assembly does not take a valid vote after a first convocation if the present shareholders, or represented, detain at least the simple majority of shares having the right to vote. After a second convocation , the active administrators plus one makes up the quorum . The ordinary general assembly decides by majority votes from the shareholders present or represented.

Article 13.6 EXTRAORDI NARY GENERAL ASSEMBLY : The extraordinary general assembly can entirely modify the status and decide especially the company transformation into a civil or a commercial one.

Any shareholder can take part in the extraordinary general assemblies and participate in person or be legally represented at the deliberations.

A shareholder can be represented by spouse, by another shareholder, by any other legal representative ,. Any shareholder can also express his or her vote by email in conformity with the terms and conditions set by the general assembly.

The extraordinary general assembly can take a valid vote only if the shareholder present or represented detains at least 75% of the shares.

Regarding modification of status, the increase or decrease of the share capital and the dissolution of the company, the vote are adopted at the time of the extraordinary general assembly by 75% of the actual shares.

Article 13.7- SPECIAL ASSEMBLIES: There are different categories of shares. The rights of shares these categories cannot be modified in any way without a vote duly expressed by an extraordinary general assembly open to all the shareholders , and without a vote dully expressed by a general assembly open only to the owners of the shares of the concerned categories. The special assemblies are convened to vote under the same conditions as the extraordinary general assembly, under particular conditions applicable to shareholder's assemblies with dividends with voting right.

XIV-SHAREHOLDERS COMMUNICATION RIGHT

Article 14: Any shareholder has the right to obtain the necessary documents in order to express a knowledgeable opinion and to make an informed financial assessment concerning the control and the management of the company . The nature of documents , the concerned shareholders and the conditions under with they are sent and made available are determined by the status or by the board of administration.

XV- FISCAL YEAR- ACCOUNT INVENTORY - FINANCIAL STATEMENTS

Article 15- The fiscal year starts at the first of October and ends the 31st of September . However the first fiscal year will start when the company is authorized to start their operations and end will end on 31st of September of the same year.

And accounting book of the company activities must be kept on regular bases as prescribed by business low and custom_ At the closing of each fiscal year, the board of administration makes an inventory of various elements in the assets and liabilities up to this date, the yearly and consolidated accounts if necessary in conformity in the actual legislation. A written financial report staling the company 's situation for the past fiscal year their predictable expansion, the important events between the fiscal year closing date and the date of the report, and if necessary the group management report.

XVI- FIXATION - AFFECTATION AND SHARING OF BENEFITS.

Article 16- The net investment of each fiscal year, deduction from the overhead cost and other company 's expenses , including any depreciation and provision. Make up the benefits and the loss for the fiscal year . In case of bankruptcy , the amount of money making the reserve fund as stipulate by the low as well as the previous losses are deducted on each fiscal year benefits.

Once the accounts have been approved the gains or losses, if any, are transcribed in a special account to be deducted on the benefits of the previews fiscal years and this up to completion_

XVII -PAYMENT OF DIVIDENDS.

Article 17- The dividend the shareholder only after a reserve fund representing half of the share capital has been established. When company financial situation is in good standing ; dividends withheld from the capital and that make it smaller should never be declared.

-the terms and conditions regarding the dividends payment are decided by the general assembly and if necessary by the board of administration_ However, dividends must be paid within a maximum of three months after the closing of the fiscal year.

There is a prescription for the non-claimed dividends within a deadline of five years.

XVIII- EQUITY INFERIEUR TO THE OF THE SHARE CAPITAL.

Article 18- If despite of the losses shown in the company's accounting back, the equity of the company has become inferior three quarters of the share capital, the board of administration in the month following the approbation of the accounts showing this losses must convene the shareholder extraordinary assembly, to decide, if it's necessary to solve the problem or to come to an anticipated dissolution of the company .

XIX- DISSOLUTION -LIQUIDATION

Article 19: dissolution of the company will take upon a decision from the shareholders' extraordinary assembly .

One or more the liquidators are then appointed by the extraordinary assembly if there is quorum and a majority as set forth by the general extraordinary assemblies, the liquidator represents the company . He has the most extended power to realize the assets even amicably. He has the right to pay the creditors and share the available dividends. The shareholder general assembly can authorize him to continue to carry on the current affairs or to start new ones as needed by the liquidation .

XX- PROTESTS.

Article 20- Any protests during the existing of the company or after their dissolution, during the liquidation process either among the shareholders, the management or administration departments and the company or between shareholders themselves will be submitted to compulsory arbitration .

XXI - FINAL CLAUSE

Article 21 - Any point not stipulated in this present, is left to the parties while referring to the laws regulating the matter.

Drawn up in Port-au-Prince, on the date of December thirteenth two thousand four, in good faith and in four originals.

(S): LEVO CORPORATI ON by Mr. Gervais CHARLES, attorney , Mrs. Marie Elyane ETIENNE, Mrs. Myrielle

DOLCE.

Recorded in Port-au-Prince, January seventh two thousand five, folio ... Case... of the register ... No.... civil acts; Perceived Fixed right: Prop: Stamp aimed: General Director of recording (S):

Jn. Robert ANTOI NE.

Collated true copy (Signed)

Clermont , DOSSOUS, Public Notary

Before me Mr. Clermont DOSSOUS , Public Notary in Port-au-Prince, the undersigned , identified under No 003-005-7 17-3. Licensed under No: 565764 and taxed under No A- 1094058.

APPEARED :

1)Mrs. Marie Elyane ETIENNE, identified under No.003-0 17-259-7;

2)Mr. Gervais CHARLES, attorney, identified under No 003-364-406-5 ; acting as legal representative of <<LEVO CORPORATION>, according to the official report of the Board of Administration held on November twenty-fourth , two thousand four , authorizing to the aforementioned Me Gervais CHARLES to sign in the name of the Company , the aforementioned official report was translated from Spanish into France by Mr. Mario

DELCY ,attorney according to the ordinance of the Senior of the Civil Court of this spring , on the thirteenth of December two thousand four ; which will be recorded together with the minute of the present to remain attached ..

3)Mrs. Myrielle DOLCE, Identified under No 003- 059-989-0 ;

A ll of them owners, proprietors and domiciled in Port-au-Prince; acting in their official capacity , by this present, declared to the undersigned Notary that they want to form a private Limited Company . The founding members, after having abode by the formalities prescribed by the law, have adopted the following Constitution as approved by the shareholders assembly .

Article 1 - FORM: The undersigned and all those which will adhere to it thereafter have created in Port-au-Prince, a Limited company called: "GLOBAL MANUFACTURERS AND CONTRACTORS , S.A."

Article 2 - OBJECT. - The aim of the company is to assemble any items or clothing whatsoever intended for exportation including underwea r, and any other ordinary or specialized objects for that purpose .The Company can also perform any other activities directly or indirectly related to their objectives. They can also represent their foreign or local counter-parts in the field of sub contracting assembling industry by using all appropriate technology.

Article 3 - HEAD OFFICE. - The head office is located in Port au prince-Haiti at the addressed given by the Board of Administration, which can be transferred elsewhere upon a decision by the aforesaid Board of Administration which could also create branches, offices or agencies wherever useful and they could also closed them as needed.

Article 4-Duration: The Company is created for an unlimited period of time except in case of dissolution as prescribed by law and the hereby statutes.

Article 5- The share Capital is two hundred thousand gourds, equally divided in one thousand shares of two hundred Gourdes each.

Article 6 - The capital can be increased by all means authorized by law.

Only the Extraordinary General Assembly is competent to decide the increase of the Capital, upon report from the Board of Administrati on.

The share-holders have a right of preference concerning their given subscriptions in order to increase the Capital, Which right is proportional to their shares.

Article 7 - DOCUMENTS : All documents of the Company are from a registry strain, numbered, with the seal of the Company and signed by the president and treasurer .

Article 7.1- FORM: The share is personal or the Bearer share-holder. The personal share can change owner upon a declaration of transfer written on the register of the company and signed by the cedant and by the transferee or by their legal representatives.   The cession of the bearer share-holding takes place just by the delivery of the certificate and notice given to the company.

The share-bearing can be effective only after the entire release.

Article 8 - BOARD OF ADMI NISTRATION: The Company is managed by a board of a minimum of three members and a maximum of seven members. The number of Administrators may be increased or decreased depending on the needs of the company. To that respect, the Board can suggest the share-holders General Assembly meeting to take action or it can be the result of their own decisions. The members of the Board cannot sign any personal or collective agreement which would interfere with the company's affairs.

In case of forgery by the administrators, they will be held accountable with regards to the company , the share-holder and the third parties.

Article 8.1- OFFICE: The Board of Administration appoints, among their pairs, a president whose term must not exceed his/ her term as an Administrator.

They also appoint a vice-president, a secretary and a treasurer. The said positions can be cumulated.

Article 8.2 - POWERS: The Board of Administrati on is invested the widest powers to act in all circumstances in the name of the Company.

Article 9 - GENERAL ASSEMBLIES

The shareholders decisions are adopted at the time of the General Assembly.

The Ordinary General Assembl ies are those responsible for any decisions that do not modify the status. The Extraordinary General Assemblies are those responsible for deciding or authorizing the direct or indirect modifications of the status. The shareholders of a specific category are gathered in special assemblies to vote any modifications of rights of shares of this category.

All the shareholders are obliged to abide the deliberations of the General Assembly , even those absent, dissidents or incapable.

Article 10- QUORUM, VOTES, NUMBER OF VOTES:

At the time of the ordinary and extraordinary general assemblies, the quorum is calculated on shares making up the shares capital, and at the time of special assemblies, it is calculated on the total shares of the specific category.

Article 11 - DISSOLUTION LIQUIDATION: The Dissolution of the Company will be decided upon a decision from the shareholders' extraordinary Assembly.

One or more liquidators are then appointed by the extraordinary Assemb ly if there is quorum and a majority as set forth by the General Extraordinary Assemblies, the liquidator represents the Company . He has the most extended power to realize the assets even amicable. He has the right to pay the creditors and share the available dividends.The shareholder

General Assembly can authorize him I her to continue to carry on the current affairs or to start new ones as needed by the liquidator.

The division of the stockholders' equity remaining after refunding of the debts and that of the nominal of the shares and carried out between the shareholders in the same proportions as their participation in the capital.

Article 12: DISPUTES- Any protests during the existence of the Company or after their dissolution, during the liquidation process either among the shareholders, the management or administration departments and the Company or between shareholders themse lves will be submitted to compulsory arbitration.

The Board of Administrati on will have to establish the mechanisms allowing the creation of the compulsory arbitration while indicating the jurisdi ction of the arbitration and by writing standard clauses pertaining to the compulsory arbitration.

Wherefore :

This act was drawn up and signed in Port au Prince in minute, at the public notary's office on the twentieth of December two thousand . And after reading, the appearing parties have together with the public Notary.

Have signed the minute: Mrs. Marie Elyane ETIENNE, Mr. Gervais CHARLES , Attorney , Mrs. Myrielle DOLCE and Mr. Clermont DOSSOUS, the latter, public notary holder of the minute. At the end of which is written : recorded in Port-au prince, on January yth 2005 , Folio, Case... of register. .. No.....Of civil acts: Perceived fixed right. .. .. : PROP: Aimed stamp.

General Director of recording (S): Jean Robert Antoine Second copy collated

(Signed)(Signed)

Clermont DOSSOUS, Public Notary

Before me, Mr. Clermont DOSSOUS, Public Notary in Port au Prince, the undersigned indentified under No. 003-005-717-3, licensed under No. 565764 and taxed under No. 1094058.

APPEARED:

1)Mrs. Marie Elyane ETIENNE, identified under No.003-017-259-7 ;

2)Mr. Gervais CHARLES , identified under No. 003-.364; 406 ' - 5" acting as legal representative of. "LEVO'

CORPORATION "according to the minutes of meeting of Board of Administration held on November twenty-four two thousand four , authorizing the aforementioned Mr. Gervais CHARLES attorney , to sign in the name of the Company , the aforementioned official report was translated from Spanish to French, by Mr.

Mario Delcy according to the ordinance from the senior Judge of the civil court of this spring on the thirteenth of December two thousand and four, which will be recorded together with the minute of this document to remain attached to it.

3)Mrs. Myrielle DOLCE identified under No. 003- 059-989-0; proprietors, living and domiciled in Port-au- Prince; present at the Public Notary's office.

Which appearing parties, have hereby declared to the undersigned public notary that the funding members of the limited Company called: "GLOBAL MANUFACTURERS AND CONTRACTORS , S.A." With a share capital of two hundred thousand Gourdes (Gdes

0.0.1)inconformity with the prescription of article three, four and five of the decree-law of 1960, and othersubssequent law pertaining to the matter.

1)Have subscribed the totality of the share capital in the following manner:

Mrs. Marie Elyane ETIENNE has subscribed to seventy shares of two hundred Gourdes (Gdes 200, 00) making an amount of four thousand Gourdes.(4,000.00 Gdes).

The "LEVO CORPORATION" has subscribed nine hundred shares of two hundred Gourdes (200 Gdes) each making it an amount of .one hundred and eighty thousand Gourdes (Gdes180.000.00) each.

Mrs. Myrielle Dolce has subscribed thirty (30) shares of two hundred Gourdes (200.00Gds) each making it a total amount of six thousand Gourdes (Gdes 6.000.00).

And 2) Have deposited a quarter of the minimum share capital namely , the amount of twenty five thousand Gourdes (25.000.00 Gdes) as shown on the certificate issued by the national Bank of Credit (BNC) on July sixth two thousand four.

The subscription forms as well as the national bank of credit certificate will be recorded along with this document to remain attached to it.

Wherefore :

Drawn up and signed in Port-au-Prince in minute at Public notary's office on the twentieth of December two thousand and four.

And after reading of this document , the appearing parties have signed it along with the public notary.

Have signed the minute: Mrs. Marie Elyane ETIENNE, Mr. Gervais CHARLES Attorney , Mrs. Myrielle DOLCE, and Mr. Clermont DOSSOUS, the latter public notary holder of the minute.

On which is written : recorded in Port-au prince, on January seventh two thousand five, Folio, Case ... of register... No..... Of civil acts: Perceived fixed right. .... : PROP: Aimed stamp

General Director of recording (S): Jean Robert Antoine

Second copy collated

(Signed) Clermont DOSSOUS ,

Public Notary

NATIONAL  BANK OF CREDIT

Certificate

The national bank of credit hereby certifies to have opened in their book a checking account under the name of "GLOBAL MANUFACTURERS AND CONTRACTORS S.A." under #2060000151 with a total amount of twenty five thousand Gourdes and

00/100(25 ,000.00 Gds) Which amount represents the minimum quarter of the share capital of newly formed company.

In testimony there of this present certificate is issued to serve whatever purpose is Rightful under the law.

Port au Prince, on July 61 2004.

h

National Bank of Credit

Champ- de- mars Branch (S) unreadable Recorded in Port-au-Prince, on January Seventh two thousand five, Folio.... Case....of register.... No Of civil acts; perceived, fixed right: Pro: Aimed stamp ......

General Director of recording (S): Jean Robert Antoine , True copy collated

(Signed) Clermont DOSSOUS ,

Public Notary

SUBSCRIPTION FORM

I, Mrs. Elyane ETIENNE, the undersigned, proprietor, living and domiciled in port-au Prince, identified under # 003-017-259-7, acknowledge having subscribed seventy (70) shares of two hundred Gourdes from the company "GLOBAL MANUFACTURES AND CONTRACTOR S.A". With a share capital of (200,000.00 Gourdes)

Drawn up in Port-au-Prince on the 14th of December 2004.

(S) Mrs. Marie Elyane Etienne Subscribed

SUBSCRIPTION FORM

I, Mrs. Myrielle DOLCE, the undersigned , proprietor, living a domiciled in Port-au-Prince, identified under # 003-059-989-0 , acknowledge having subscribed thirty (30) shares of two hundred Gourdes from the company "GLOBAL MANUFACTURERS AND CONTRACTORS

S.A ." with a share capital of two hundred thousand gourds. (Gdes 200,000.00)

Draw up in Port-au-Prince, on the 14th

of December 2004

(S) Mrs. Myrielle DOLCE

Subscriber

Recorded in Port-au-Prince, on 7th January two thousand five. Folio... case of register.....No... of civil acts, perceived fixed right:Prop: stamp aimed

General Director of recording,(S): Jean Robert Antoine Collated true copy

(Signed) Clermont DOSSOUS Public Notary

SUBSCRIPTION FORM

I, the undersigned, Mr. CHARLES, Attorney proprietor , living and domiciled in Port-au-Prince , identified , under No. 003--364-406-5, according to authentic procuration; duly legalized by the Board of Administration of "LEVO CORPORATI ON", a Limited company incorporated in the Republic of Panama, represented by their President the Mr. Plutarco COHEN, acknowledges having subscribed for "LEVO CORPORATION", nine hundred (900) shares  of two hundred Gourds (Gdes . 200.00) from the Company "GLOBAL MANUFACTURERS AND CONTRACTORS , S.A." with a share capital of two hundred thousand Gourdes (Gdes.

200 .000.00.)

Drawn up in Port-au-Prince, on the 14th of December , 2004

(S) LEVO CORPORATION by Mr. Gervais CHARLES ,

Subscriber

Recorded in Port-au-Prince, on January seventh, tow thousand five,

Folio... case of register.....No... of civil acts, perceived fixed right: Prop: stamp aimed General Director of recording, (S): Jean Robert Antoi ne

Certified Collated true copy

(Signed) Clermont DOSSOUS

Public Notary

Before Mr. Clermont DOSSOUS, public notary in Port-au- Prince, the undersigned, identified under No 003-005-717-3 licensed under No 56576404 and taxed under No A- 1094058

Appeared Mr. Gervais CHARLES, attorney , identified under No003-364-406-5 , proprietor, living and domiciled in this town, who has had kept on file at the notary's office the first copy of the General Assembly's official report of the company 's constitution called: "GLOBAL MANUFACTURERS AND CONTRACTORS S.A." on the thirteenth of December two thousand four .

This document typed on two sheets of white paper will be recorded along with the minutes and attached to the latter.

Wherefore; this act drawn up and signed in Port-au- prince in the original copy and after a reading, the appearing party has signed it along with the public notary .

Mr.Gervais CHARLES, attorney and Mr. Clermont DOSSOUS, attorneys have signed the minutes, the latter hold of the minute.

At the end of which is written: Recorded in Port-au-Prince, on the seventh of January two thousand five.

Folio... case of register.....No... of civil acts, perceived fixed right: Prop: stamp aimed

XXI - FINAL CLAUSE

Article 21 - Any point not stipulated in this present, is left to the parties while referring to the laws regulating the matter.

Drawn up in Port-au-Prince, on the date of December thirteenth two thousand four, in good faith and in four originals.

(S): LEVO CORPORATION by Mr. Gervais CHARLES , attorney, Mrs. Marie Elyane ETIENNE, Mrs. Myrielle

DOLCE.

Recorded in Port-au-Prince, January seventh two thousand five, folio ... Case... of the register... No.... civil acts; Perceived Fixed right: Prop: Stamp aimed: General Director of recording (S):

Jn. Robert ANTO INE.

Collated true copy (Signed)

Clermont, DOSSOUS, Public Notary

Before me Mr. Clermont DOSSOUS , Public Notary in Port-au-Prince, the undersigned, identified under No 003-005-7 17-3. Licensed under No: 565764 and taxed under No A- 1094058.

APPEARED:

1)Mrs. Marie Elyane ETIENNE, identified under No.003-0 17-259-7;

2)Mr. Gervais CHARLES , attorney, identified under No 003-364-406-5 ; acting as legal representative of <<LEVO CORPORATION>, according to the official report of the Board of Adm inistration held on November twenty-four1 , two thousand four, authorizing to the

h

aforementioned Me Gervais CHARLES to sign in the name of the Company , the aforementioned official report was translated from Spanish into France by Mr. Mario

DELCY,attorney according to the ordinance of the Senior of the Civil Court of this spring , on the thirteenth of December two thousand four ; which will be recorded together with the minute of the present to remain attached..

3) Mrs. Myrielle DOLCE, Identified under No 003- 059-989-0 ;

All of them owners, proprietors and domiciled in Port-au-Prince; acting in their official capacity , by this present, declared to the undersigned Notary that they want to form a private Limited Company . The founding members , after having abode by the formalities prescribed by the law, have adopted the following Constitution as approved by the shareholders assembly .

Article 1 - FORM: The undersigned and all those which will adhere to it thereafter have created in Port-au-Prince, a Limited company called: "GLOBAL MANUFACTURERS AND CONTRACTORS , S.A."

Article 2 - OBJECT. - The aim of the company is to assemble any items or clothing whatsoever intended for exportation including underwear , and any other ordinary or specialized objects for that purpose .The Company can also perform any other activities directly or indirectly related to their objectives . They can also represent their foreign or local counter-parts in the field of sub contracting assembling industry by using all appropriate technology .

Artic le 3 - HEAD OFFICE. - The head office is located in Port au prince-Haiti at the addressed given by the Board of Admi nistration, which can be transferred elsewhere upon a decision by the aforesaid Board of Administration which could also create branches, offices or agencies wherever useful and they could also closed them as needed.

Article 4-Duration: The Company is created for an unlimited period of time except in case of dissolution as prescribed by law and the hereby statutes.

Article 5- The share Capital is two hundred thousand gourds, equally divided in one thousand shares of two hundred Gourdes each.

Article 6 - The capital can be increased by all means authorized by law.

Only the Extraordinary General Assembly is competent to decide the increase of the Capital, upon report from the Board of Administration.

The share-holders have a right of preference concerning their given subscriptions in order to increase the Capital, Which right is proportional to their shares.

Article 7 - DOCUMENTS: All documents of the Company are from a registry strain, numbered, with the seal of the Company and signed by the president and treasurer .

Article 7.1 - FORM: The share is personal or the Bearer share-holder. The personal share can change owner upon a declaration of transfer written on the register of the company and signed by the cedant and by the transferee or by their legal representatives . The cession of the bearer share-holding takes place just by the delivery of the certificate and notice given to the company .

The share-bearing can be effective only after the entire release.

Article 8 - BOARD OF A DMINISTRATION : The Company is managed by a board of a minimum of three members and a maximum of seven members . The number of Administrators may be increased or decreased depending on the needs of the company. To that respect, the Board can suggest the share-holders General Assembly meeting to take action or it can be the result of their own decisions. The members of the Board cannot sign any personal or collective agreement which would interfere with the company 's affairs.

In case of forgery by the administrators, they will be held accountable with regards to the company , the share-holder and the third parties.

Article 8.1 - OFFICE: The Board of Adm inistration appoints, among their pairs, a president whose term must not exceed his/ her term as an Administrato r.

They also appoint a vice-president , a secretary and a treasu rer. The said positions can be cumulated .

Artic le 8.2 - POWERS : The Board of Administration is invested the widest powers to act in all circumstances in the name of the Company.

Artic le 9 - GENERAL ASSEMBLIES

The shareholders decisions are adopted at the time of the General A ssembly .

The Ordinary General Assemblies are those responsible for any decisions that do not modify the status. The Extraordinary General Assembl ies are those responsible for deciding or authorizing the direct or indirect modifications of the status. The shareholders of a

Speci f ic category are gathered in special assemblies to vote any modifications of rights of shares of this category.

A ll the shareholders are obliged to abide the deliberations of the General Assembly , even those absent , dissidents or incapable.

Article 10- QUORUM, VOTES, NUMBER OF VOTES:

At the time of the ordinary and extraordinary general assemblies, the quorum is calculated on shares making up the shares capital, and at the time of special assemblies , it is calculated on the total shares of the specific category.

Article 11 - DISSOLUTION LIQUIDATION: The Dissolution of the Company will be decided upon a decision from the shareholders' extraordinary Assembly .

One or more liquidators are then appointed by the extraordinary Assembly if there is quorum and a majority as set forth by the General Extraordinary Assemblies, the liquidator represents the Company. He has the most extended power to realize the assets even amicable. He has the right to pay the creditors and share the available dividends . The shareholder

General Assembly can authorize him I her to continue to carry on the current affairs or to start new ones as needed by the liquidator.

The division of the stockholders' equity remaining after refunding of the debts and that of the nominal of the shares and carried out between he shareholders in the same proportions as their participation in the capital.

Article 12: DISPUTES- Any protests during the existence of the Company or after their dissolution , during the liquidation process either among the shareholders, the management or administration departments and the Company or between shareholders themselves will be submitted to compulsory arbitration.

The Board of Administrati on will have to establish the mechanisms allowing the creation of the compulsory arbitration while indicating the jurisdicti on of the arbitration and by writing standard clauses pertaining to the compulsory arbitration .

Wherefore :

This act was drawn up and signed in Port au Prince in minute, at the public notary's office on the twentieth of December two thousand. And after reading, the appearing parties have together with the public Notary.

Have signed the minute: Mrs. Marie Elyane ETIENNE, Mr. Gervais CHARLES, Attorney, Mrs.

Myrielle DOLCE and Mr. Clermont DOSSOUS, the latter, public notary holder of the minute. At the end of which is written: recorded in Port-au prince, on January 7th 2005, Folio, Case... of register ... No..... Of civil acts: Perceived fixed right..... : PROP: Aimed stamp .

General Director of recording (S): Jean Robert Antoine

Second copy collated

(Signed) Clermont DOSSOUS , Public Notary

Before me, Mr. Clermont DOSSOUS , Public Notary in Port au Prince, the undersigned indentified under No. 003-005-717-3, licensed under No. 565764 and taxed under No. 1094058.

APPEARED:

1)Mrs. Marie Elyane ETIENNE, identified under No.003-017-259-7;

2)Mr. Gervais CHARLES, identified under No. 003-.364; 406 ' - 5" acting as legal representative of. "LEVO'

CORPORATI ON "according to the minutes of meeting of Board of Adm inistration held on November twenty-four two thousand four, authorizing the aforementioned Mr. Gervais CHARLES attorney , to sign in the name of the Company, the aforementioned official report was translated from Spanish to French, by Mr.

Mario Deley according to the ordinance from the senior Judge of the civil court of this spring on the thirteenth of December two thousand and four, which will be recorded together with the minute of this document to remain attached to it.

3)Mrs. Myrielle DOLCE identified under No. 003- 059-989-0; proprietors, living and domiciled in Port-au- Prince; present at the Public Notary's office.

Which appearing parties, have hereby declared to the undersigned public notary that the funding members of the limited Company called: "GLOBAL MANUFACTURERS AND CONTRACTORS , S.A ." With a share capital of two hundred thousand Gourdes (Gdes

0.0.1)) inconformity with the prescription of article three, four and five of the decree-law of 1960, and othersubssequent law pertaining to the matter.

1)Have subscribed the totality of the share capital in the following manner:

Mrs. Marie Elyane ETIENNE has subscribed to seventy shares of two hundred Gourdes (Gdes 200, 00) making an amount of four thousand Gourdes.(4,000.00 Gdes).

The "LEVO CORPORATION" has subscribed nine hundred shares of two hundred Gourdes (200 Gdes) each making it an amount of .one hundred and eighty thousand Gourdes (Gdes180.000.00) each.

Mrs. Myrielle Dolce has subscribed thirty (30) shares of two hundred Gourdes (200.00Gds) each making it a total amount of six thousand Gourdes (Gdes 6.000.00) .

And 2) Have deposited a quarter of the minimum share capital namely , the amount of twenty five thousand Gourdes (25.000.00 Gdes) as shown on the certificate issued by the national Bank of Credit (BNC) on July sixth two thousand four .

The subscription forms as well as the national bank of credit certificate will be recorded along with this document to remain attached to it.

Wherefore:

Drawn up and signed in Port-au-Prince in minute at Public notary's office on the twentieth of December two thousand and four .

And after reading of this document , the appearing parties have signed it along with the public notary .

Have signed the minute: Mrs. Marie Elyane ETIENNE, Mr. Gervais CHARLES Attorney , Mrs. Myrielle DOLCE, and Mr. Clermont DOSSOUS , the latter public notary holder of the minute.

On which is written: recorded in Port-au prince, on January seventh two thousand five, Folio, Case... of register... No..... Of civil acts: Perceived fixed right..... : PROP: Aimed stamp

General Director of recording (S): Jean Robert Antoine

Second copy collated

(Signed) Clermont DOSSOUS

Public Notary

NATIONAL BANK OF CREDIT

Certificate

The national bank of credit hereby certifies to have opened in their book a checking account under the name of "GLOBAL MA NUFACTURERS AND CONTRACTORS S.A." under #2060000151 with a total amount of twenty five thousand Gourdes and

00/100(25 ,000.00 Gds) Which amount represents the minimum quarter of the share capital of newly formed company.

In testimony there of this present certificate is issued to serve whatever purpose is Rightful under the law.

Port au Prince, on July 6th 2004.

National Bank of Credit

Champ- de- mars Branch (S) unreadable Recorded in Port-au-Prince, on January Seventh two thousand five, Folio.... Case....of register .... No Of civil acts; perceived, fixed right: proof: stamp ......

General Director of recording (S): Jean Robert Antoine

True copy collated

(Signed) Clermont DOSSOUS

Public Notary

SUBSCRI PTION FORM

I, Mrs. Eliane ETIENNE, the undersigned, proprietor, living and domiciled in port-au-Prince, identified under # 003-017-259-7, acknowledge having subscribed seventy (70) shares of two hundred Gourdes from the company "GLOBAL MANUFACTURES AND CONTRACTOR S.A". With a share capital of (200,000.00 Gourdes)

Drawn up in Port-au-Prince on the 14th of December 2004.

(S) Mrs. Marie Elyane Etienne Subscriber

SUBSCRI PTION FORM

I, Mrs. Myrielle DOLCE, the undersigned, proprietor, living a domiciled in Port-au-Prince, identified under

# 003-059-989-0, acknowledge having subscribed thirty (30) shares of two hundred Gourdes from the company "GLOBAL MANUFACTURERS AND CONTRACTORS S.A." with a share capital of two hundred thousand gourds. (Gdes 200,000.00)

Draw up in Port-au-Prince,on the 14th of December 2004

(S) Mrs. Myrielle DOLCE Subscriber

Recorded in Port-au-Prince, on 7th January two thousand five. Folio...case of register.....No... of civil acts, perceived fixed right:Prop: stamp aimed

Ge neral Director of recording,(S): Jean Robert Antoine Collated true copy

(Signed)

Clermont DOSSOUS

Public Notary

SUBSCRI PTION FORM

I,the undersigned, Mr. CHARLES, Attorney proprietor, living and domiciled in Port-au-Prince, identified, under No. 003--364-406-5, according to authentic procuration; duly legalized by the Board of Administration of "LEVO CORPORATION", a Limited company incorporated in the

Republic of Panama, represented by their President the Mr. Plutarco COHEN, having subscribed acknowledges for "LEVO CORPORATI ON", nine hundred (900) shares of two hundred Gourds (Gdes. 200.00) from the Company "GLOBAL MANUFACTURERS AND CONTRACTORS, S.A." with a share capital of two hundred thousand Gourdes (Gdes.

200.000.00.)

Drawn up in Port-au-Prince, on the 14th of December, 2004

(S) LEVO CORPORATI ON by Mr. Gervais CHARLES,

Subscriber

Recorded in Port-au-Prince, on January seventh, tow thousand five,

Folio...case of register.....No... of civil acts, perceived fixed right: Prop: stamp aimed General Director of recording,(S): Jean Robert Antoine

Certified Collated true copy

(Signed)

Clermont DOSSOUS

Public Notary

Before Mr. Clermont DOSSOUS, public notary in Port-au- Prince, the undersigned, identified under No 003-005-717-3 licensed under No 56576404 and taxed under No A-1094058

Appeared Mr. Gervais CHARLES, attorney, identified under No003-364-406-5, proprietor, living and domiciled in this town, who has had kept on file at the notary's office the first copy of the General Assembly's official report of the company's constitution called: "GLOBAL MANUFACTURERS AND CONTRACTORS S.A." on the thirteenth of December two thousand four. This document typed on two sheets of white paper will be recorded along with the minutes and attached to the latter.

Wherefore; this act drawn up a nd signed in Port-au- prince in the original copy and after a reading,the appearing party has signed it along with the public notary.

Mr.Gervais CHARLES, attorney and Mr. Clermont DOSSOUS, attorneys have signed the minutes, the latter hold of the minute.

At the end of which is written: Recorded in Port-au-Prince, on the seventh of January two thousand five.

Folio... case of register.....No...of civil acts, perceived fixed right: Prop: stamp aimed

General Director of recording (S): Jn. Robert ANTOINE. Second Copy Collated